Exhibit 5.2

4801 Main Street, Suite 1000

Kansas City, MO 64112

Main: 816.983.8000

Fax: 816.983.8080

November 20, 2014

Kansas City Southern

The Kansas City Southern Railway Company

427 West 12th Street

Kansas City, Missouri 64105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel in the state of Missouri (“Missouri”) and the state of Illinois (“Illinois”) for The Kansas City Southern Railway Company, a Missouri corporation (“KCSR”), Southern Development Company, a Missouri corporation (“Southern”), and Gateway Eastern Railway Company, an Illinois corporation (“Gateway”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), on the date hereof, with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issuance and sale of: (i) shares of common stock of Kansas City Southern, a Delaware corporation (“KCS”), par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of KCS, (the “Preferred Stock”), (iii) debt securities of KCS and KCSR (the “Debt Securities”), (iv) guarantees of the Debt Securities by KCS, KCSR, Southern, Gateway and certain other subsidiaries of KCS (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock or debt securities of KCS (the “Warrants”), (vi) contracts for the purchase or sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (vii) stock purchase units consisting of a Stock Purchase Contract and, as security for the holder’s obligations to purchase or sell the shares under the Stock Purchase Contracts, either debt securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units”), in each case as contemplated in the Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. KCSR, Southern and Gateway are referred to collectively herein as the “Clients.”

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

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In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the articles of incorporation of each Client (the “Articles”);

(ii)	the bylaws of each Client (the “Bylaws”);

(iii)	(A) the good standing certificates with respect to each of KCSR and Southern, issued by the Secretary of State of the State of Missouri on November 18, 2014 and (B) the good standing certificate with respect to Gateway, issued by the Secretary of State of the State of Illinois on November 18, 2014 (each a “Good Standing Certificate” and, collectively, the “Good Standing Certificates”);

(iv)	actions previously taken by the Board of Directors of each of each Client and, to the extent permitted by Section 351.330 of the General and Business Corporations Law of the State of Missouri (the “MGBCL”) and Section 5/8.40(c)(8) of the Business Corporation Act of 1983 of the State of Illinois (the “IBCA”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), in accordance with the MGBCL and IBCA, as applicable, and the Articles and the Bylaws of each Client (such actions, including any such future actions to be taken by the Board of each Client as described herein, being collectively referred to as the “Corporate Proceedings”);

(v)	the Registration Statement;

(vi)	the Base Prospectus; and

(vii)	the form of indenture for Debt Securities filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Clients. We have assumed that there has been no oral or written modification of or amendment any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. In making our examination of executed or to be executed documents, we have assumed that each Client had

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or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the each Client and certificates of public officials, without independent verification of their accuracy.

We have also assumed:

(1)	that the issuance, and certain terms, of the Debt Securities to be issued by KCSR from time to time (including the Indenture, as supplemented by any supplemental indenture applicable to any such series of Debt Securities) will be authorized pursuant to all necessary Corporate Proceedings;

(2)	that any applicable purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings;

(3)	that any of the Debt Securities issued by KCSR will be issued pursuant to all necessary Corporate Proceedings, including, without limitation, execution and delivery of separate Indentures, to be entered into between KCSR and a commercial bank to be named by KCSR, as trustee (the “Trustee”) ; and

(4)	that any Guarantees to be entered into between the Clients and the applicable Trustee will have been duly authorized pursuant to all necessary Corporate Proceedings.

Our opinions set forth herein are limited to the MGBCL and the IBCA. We do not express any opinion with respect to the laws of any jurisdiction other than the MGBCL and the IBCA or as to the effect of any laws of any jurisdiction other than the MGBCL and IBCA on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of KCSR and Southern is a corporation incorporated, validly existing and in good standing under the laws of Missouri. Gateway is a corporation incorporated, validly existing and in good standing under the laws of Illinois. This opinion is based solely on our review of the Articles of each Client and each Good Standing Certificate.

2.	Each Client has all necessary corporate power and authority to execute, deliver and perform its obligations under any Debt Securities and Guarantees to which it is a party and to incur the obligations thereunder.

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3.	With respect to any Debt Securities issued by KCSR, when (a) the applicable Indenture and one or more Trustees serving as such with respect to the applicable Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended, and (b) KCSR has completed all Corporate Proceedings required to be taken to authorize and approve the applicable Indenture (as supplemented by any applicable supplemental indenture) and the issuance and terms of such Debt Securities, including the selection of the applicable Trustee and the terms of the offering thereof pursuant to the applicable definitive purchase, underwriting or similar agreement, then KCSR will have duly authorized such Debt Securities.

4.	With respect to any Guarantees, when (a) the Debt Securities have been duly established by the Indenture (as supplemented by any applicable supplemental indenture), and (b) the Board of each Client has completed all Corporate Proceedings required to be taken to approve the applicable Guarantee and the issuance and the terms of such Guarantee against payment therefor in accordance with the terms of the applicable Indenture (as supplemented, if applicable) and related matters, then each Client will have duly authorized, executed and delivered such Guarantees.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Base Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP

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